Putnam Tax Free High Yield Fund, Semi Annual Report, 1/31/06



Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended January 31, 2006 Putnam Management has
assumed $8,512 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters (including those described in Note 5).

72DD1 (000s omitted)		Class A	31,682
					Class B	 4,555
					Class C	   440

72DD2 (000s omitted)		Class M	   270

73A1					Class A	0.305307
					Class B	0.264399
					Class C	0.254404

73A2					Class M	0.286899

74U1	(000s omitted)		Class A	 102,246
					Class B	  15,777
					Class C	   1,705

74U2	(000s omitted)		Class M	    914


74V1					Class A	12.94
					Class B	12.96
					Class C	12.95

74V2					Class M	12.94

85B Additional Information About Errors and Omissions Policy

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.